UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

PREMIER BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374 El Paso, Texas 79930 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

________________________________________________________
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On December 5, 2013, we entered into an Investment Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC, in order to establish a possible source of funding for us. Under the Investment Agreement, Kodiak agreed to provide us with up to $5,000,000 of funding upon effectiveness of a registration statement on Form S-1. On January 17, 2014, our registration statement became effective.

On October 16, 2014, in accordance with the terms of the Investment Agreement, we exercised our right to terminate the contract upon written notice to Kodiak. We did not incur any penalties as a result of this termination.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On October 15, 2014, we issued one hundred thousand (100,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services, signed and delivered to them on December 19, 2013. This was the third and final tranche of shares issuable pursuant to the Engagement Agreement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1(1)	Investment Agreement dated December 5, 2013

_____________

(1)  Incorporated by reference from our Current Report on Form 8-K dated December 2, 2013, and filed with the Commission on 10, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: October 17, 2014	/s/ William A. Hartman
By: William A. Hartman
Its: President and Chief Executive Officer